Exhibit 10.10

AMENDMENT NO. 1

TO

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 to Investment Management Trust Agreement (this “Amendment”) is executed as of May 4, 2023, but effective as of November 2, 2021, by and between TG Venture Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). All capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed to such terms in the Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Trustee are the parties to that certain Investment Management Trust Agreement, dated as of November 2, 2021 (the “Agreement”); and

WHEREAS, Section 1(i) of the Agreement provides that the Trustee will commence liquidation of the Trust Account only after and promptly after (x) receipt of the Termination Letter, or (y) the date which is the later of (1) 24 months after the closing of the Offering and (2) later date as may be approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation if a Termination Letter has not been received by the Trustee prior to such date;

WHEREAS, Exhibit B to the Agreement provides that the effective date for the purpose of determining when the Public Stockholders will be entitled to receive their share of the liquidation proceeds will be 24 months from the closing of the Offering, or at a later date, if extended;

WHEREAS, the parties intended (a) Section 1(i) to read “18 months” rather than “24 months” and (b) Footnote 1 of Exhibit B to read “18 months” rather than “24 months” (the “Scrivener’s Errors”);

WHEREAS, the Board of Directors of the Company approved and adopted to amend the Agreement as set forth herein to correct the Scrivener’s Errors;

WHEREAS, pursuant to 6(c) of the Agreement, the Agreement may be amended to correct a typographical error by a writing signed by each of the parties thereto; and

WHEREAS, the parties have agreed to amend the Agreement as set forth herein to correct the Scrivener’s Errors.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Section 1(i) of the Agreement is hereby amended as follows:

The reference to “24 months” in the first sentence of Section 1(i) of the Agreement is hereby deleted and replaced with “18 months”; and

2.       Exhibit B to the Agreement is hereby amended as follows:

The reference to “24 months” in footnote 1 of Exhibit B to the Agreement is hereby deleted and replaced with “18 months”.

3.       On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Agreement as amended by this Amendment.

4.       Except as provided in this Amendment, the Agreement and all of its terms and conditions shall remain in full force and effect.

5.       This Amendment and the Agreement (including the Schedules and Exhibits thereto) constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

TG VENTURE ACQUISITION CORP.

By:	/s/ Patrick Tsang
Name:	Patrick Tsang
Title:	Chief Executive Officer